                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in the Proxy Statement/Prospectus of CERBCO, Inc. which is part of this Amendment No. 4 to Registration Statement on Form S-4 of our reports dated September 21, 2001 appearing in the Annual Report on Form 10-KSB of CERBCO, Inc. for the year ended June 30, 2001 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
McLean, Virginia


April 12, 2002